UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2020
 _______________________________________
MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware			1-13881	52-2055918
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road,	Bethesda,	Maryland		20817
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (301) 380-3000
 _______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market
Class A Common Stock, $0.01 par value	MAR	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, Marriott International, Inc. (“Marriott”) is a party to the Fifth Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent and certain banks, dated as of June 28, 2019 (the “Credit Facility”). The Credit Facility provides for $4.5 billion of effective aggregate bank commitments and expires June 28, 2024. Additional material terms of the Credit Facility are described in Marriott’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2019, which description is incorporated by reference herein.

On April 2, 2020, Marriott provided notice to the lenders to borrow $2.0 billion under the Credit Facility so that a total of $4.5 billion is currently outstanding.

Marriott increased its borrowings under the Credit Facility to increase its cash position and preserve financial flexibility in light of the impact on global markets resulting from the COVID-19 situation. The proceeds from the incremental Credit Facility borrowings are currently being held as cash, resulting in total cash and cash equivalents of approximately $3.7 billion as of April 2, 2020. As of April 2, 2020, Marriott has approximately $2.0 billion of commercial paper outstanding. The proceeds from the incremental Credit Facility borrowings may be used in the future to repay commercial paper when it matures and for general corporate or other purposes permitted by the Credit Facility.

Marriott may post updates on its response to COVID-19 and other matters on its investor relations website at http://www.marriott.com/investor or Marriott’s news center website at https://news.marriott.com/. Marriott encourages investors, the media, and others interested in Marriott to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this Current Report on Form 8-K or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the expected use of the borrowings under the Credit Facility and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K. Risks that could affect forward-looking statements in this press release include the duration and scope of the COVID-19 pandemic and impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps we and our property owners and franchisees take to reduce operating costs; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we experience adverse effects from the data security incidents; and changes in tax laws in countries in which we earn significant income. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this Current Report on Form 8-K. We make these forward-looking statements as of April 2, 2020. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: April 2, 2020	By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Controller and Chief Accounting Officer

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